Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Shareholder Services – Statements and Reports,” “General Information – Independent Registered Public Accounting Firm” and “Financial Statements and Report of Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated October 30, 2026, and each included in this Post-Effective Amendment No. 309 to the Registration Statement (Form N-1A, File No. 2-29901) of AB Cap Fund, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated August 28, 2026, with respect to the financial statements and financial highlights of AB Concentrated Growth Fund, AB International Growth Portfolio, AB Mid Cap Value Portfolio, AB Small Cap Growth Portfolio, AB Small Cap Value Portfolio, AB All China Equity Portfolio, AB Emerging Markets Multi-Asset Portfolio, AB Global Core Equity Portfolio, AB Select US Long/Short Portfolio and AB Select US Equity Portfolio (ten of the series constituting AB Cap Fund, Inc.) included in the Annual Reports to Shareholders (Form N-CSR) for the period/year ended June 30, 2026, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
October 28, 2026